NON-MATERIAL AMENDMENT TO

DISTRIBUTION PLAN OF

DOMINION FUNDS, INC.

(Shepherd Fund Series)

This is a Non-Material Amendment dated October 28, 2009 to the Distribution Plan of Dominion Funds, Inc.

1.

Delete all references to “Dominion Insight Growth Fund Series” and replace with “Shepherd Fund Series.

2.

Delete all references to “Dominion Capital Corporation” and replace with “Company’s Distributor.”

3.

Section 4(b), delete the text, “substantially in the form attached hereto as Exhibit A” and delete accompanying Exhibit A.

4.

Section 4(c), delete the text, “substantially in the Form attached hereto as Exhibit B” and delete accompanying Exhibit B.

DOMINION FUNDS, INC.

On behalf of its Shepherd Fund Series

By:

/s/ Paul Dietrich

Name:  Paul Dietrich

Title:

President

Attest: